Exhibit 4.1

SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION

1HB FIRST HOME

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORDIA

COMMON STOCK

CUSIP 32050L 50 1

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

First Home Bancorp Inc.

transferable on the books of the Company in Person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

0000001

Corporate Secretary

First Home Bancorp, Inc. Corporate SEAL 2000 Florida

Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

(New York, N.Y.)

TRANSFER AGENT AND REGISTRAR

AUTHORIZED SIGNATURE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common            UNIF GIFT MIN ACT                            Custodian

TEN ENT – as tenants by the entireties                                                     (Cust)                             (Minor)

IT TEN – as joint tenants with right of                                        under Uniform Gifts to Minors

 Survivorship and not as tenants                                    Act

In common                                                                                                           (State)

TTEE – trustee under Agreement dated

Additional abbreviations may also be used though not in the above list.

For value received,                                     hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Shares of the common stock represented by this certificate and do hereby irrevocably constitute and appoint                                                                                                                                       ,

attorney, to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises.

DATED

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY A ELIGIBLE GUARANTOR INSTITUION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERHSIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY OTHER STATE OR JURISDICTION (THE “STATE ACTS”). ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, PLEDGED, EXCHANGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND THE STATE ACTS, EXCEPT UPON DELIVERY TO THE COMPANY OF (A) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER, OR (B) EVIDENCE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT, THE STATE ACTS, OR ANY RULE OR REGULATION PROMULGATED TIIEREUNDER.